UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 15, 2007
DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in charter)
Not Applicable
(Former name or former address, if changed since last report)

DELAWARE	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 15, 2007, at the Dollar Financial Corp. (the “Company”) 2007 Annual Meeting of Stockholders, the stockholders (i) re-elected John Gavin and Clive Kahn as Class C members of the Company’s Board of Directors (the “Board”) to serve until the Company’s 2010 annual meeting of stockholders, (ii) ratified the audit committee’s appointment of Ernst & Young LLP as the Company’s and its subsidiaries’ independent registered public accountants for the fiscal year ending June 30, 2008 and (iii) adopted the Company’s 2007 Equity Incentive Plan (the “Plan”) as further described below.
     Adoption of 2007 Equity Incentive Plan
     The Plan provides for the grant of stock options, stock appreciation rights, stock awards, restricted unit awards and performance awards (collectively, the “Awards”) to officers, employees, non-employee members of the Board, independent consultants and contractors of the Company and any parent or subsidiary of the Company.
     The maximum aggregate number of shares of the Company’s common stock (the “Common Stock”) that may be issued pursuant to Awards granted under the Plan is 2,500,000; provided, however, that no more than 1,250,000 shares of Common Stock may be awarded as restricted stock or restricted stock unit Awards. The shares of Common Stock that may be issued under the Plan may be authorized, but unissued, or reacquired shares of Common Stock. No grantee may receive an Award relating to more than 500,000 shares of Common Stock in the aggregate per fiscal year under the Plan .
     The Plan provides that the Board or its Compensation Committee will administer the Plan. The Board may amend or modify the Plan at any time; however, the approval of the Company’s stockholders will be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance pursuant to Awards under the Plan (other than certain changes in the Company’s capital structure); (ii) materially expands the class of individuals eligible to participate in the Plan; (iii) materially increases the benefits accruing to Plan participants; (iv) extends the term of the Plan; or (v) expands the types of awards available for issuance under the Plan.
     The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 4.9 to this Current Report on Form 8-K and incorporated herein by reference.
     Equity Award to Jeffrey A. Weiss
     On November 15, 2007, the Compensation Committee of the Board approved the grant to Jeffrey A. Weiss, the Company’s Chief Executive Officer and Chairman of the Board, of 12,481 shares of restricted Common Stock and options to purchase 16,118 shares of Common Stock. This grant is provided for in Mr. Weiss’ employment agreement with the Company, a copy of which is attached as Exhibit 10.1 to that certain Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 9, 2007.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 15, 2007, the Board amended the Amended and Restated Bylaws of the Company to allow for the issuance and transfer of both certificated and uncertificated shares of the Company’s stock. The amendment, effective November 15, 2007, was adopted in response to Rule 4350(l) of the Nasdaq Stock Market that requires Nasdaq-listed companies to be eligible for a Direct Registration Program by January 1, 2008. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates. However, listed securities must be “eligible” for such a program. Accordingly, the amendment clarifies that the Company may issue or transfer shares of common stock without certificates as provided under Delaware law.
     The foregoing description of the amendment to the Amended and Restated Bylaws of the Company is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company (effective November 15, 2007), a copy of which is attached as Exhibit 3.5 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events
Amendment to Non-Employee Director Compensation Policy
     At its November 19, 2007 meeting, the Board approved the amendment of its non-employee director compensation policy. In addition to the cash compensation and health care benefits previously disclosed as part of such policy in the Company’s proxy statement for its 2007 annual meeting of stockholders, the non-employee directors will be entitled to receive the following equity compensation, to be granted under one or more equity compensation plans sponsored by the Company from time to time:
     At the first Board meeting after each annual stockholders’ meeting, the then-current non-employee members of the Board will be entitled to receive a grant of restricted stock units as well as options to purchase shares of Common Stock. The awards will vest on the earliest of (a) the date of the next annual stockholders’ meeting , (b) the first anniversary of the grant, (c) the death of the recipient or (d) a change in control as defined in the equity compensation plan under which the awards are made (a “CIC”). The aggregate award to each non-employee Board member shall be in an amount, calculated in accordance with generally accepted accounting principles, equal to two-times the average annual cash compensation for the non-employee members who served on the Board for the entire prior fiscal year, with one-half of such value represented as an option grant to purchase Common Stock and one-half of such value represented as a restricted stock unit. If a Board member joins the Board after a grant date, such director will receive a prorated award on the date of joining the Board.

     The shares purchased on exercise of the options issued under the plan cannot be sold until the earlier of (a) a CIC or (b) the 91st day after the recipient ceases to serve on the Board, except to the extent necessary to generate funds to pay taxes incurred on exercise. Shares underlying restricted stock units will be delivered upon the first to occur of (a) a CIC or (b) the earlier of (i) the 91st day after the recipient ceases to serve on the Board or (ii) the 15th day of the third month following the calendar year in which the recipient ceases to serve on the Board, except to the extent (subject to compliance with Section 409A of the Internal Revenue Code) necessary to generate funds to pay taxes incurred with regard to the units.
     At the election of a non-employee member of the Board, such member’s Board retainers and meeting fees will be paid in vested restricted stock units (subject to the delivery rules set forth in the paragraph above) rather than in cash. The election to receive his or her Board retainers and meeting fees must be made by the non-employee member prior to December 31st of the calendar year preceding the fiscal year in which such fees are earned.
Equity Grant to Non-Employee Directors
     At its meeting on November 19, 2007, the Board approved the grant of 2,414 restricted stock units and options to purchase 4,697 shares of Common Stock to each of John Gavin, David Jessick, Clive Kahn and Kenneth Schwenke, who are the non-employee members of the Board. The terms of the awards are consistent with the amended policy described above.
Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this report on Form 8-K:

3.5	Amended and Restated Bylaws of Dollar Financial Corp., as amended effective November 15, 2007

4.9	Dollar Financial Corp. 2007 Equity Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
Date: November 21, 2007	By:	/s/ Randy Underwood
Randy Underwood
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.5	Amended and Restated Bylaws of Dollar Financial Corp., as amended effective November 15, 2007

4.9	Dollar Financial Corp. 2007 Equity Incentive Plan